SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2005

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01 Other Events

On November 7, 2005, at the Edison Electric Institute financial conference, Northeast Utilities (the “Company”) projected that it anticipated that the rate base of its regulated public utilities would grow to approximately $6.53 billion by the end of 2010.  This projection anticipated that the regulated subsidiaries would complete approximately $4.3 billion of capital investment for the period 2006 through 2010, including about $2.3 billion on the system's high-voltage electric transmission system.  The Company anticipated that this growth would be financed with a combination of internally generated cash of approximately $500 million annually prior to the payment of dividends, debt issues, net proceeds from the divestiture of its competitive energy businesses, and anticipated common equity issuances, including a common share issuance planned by the Company in December 2005.  The compounded annual growth rate of regulated company rate base was projected to be approximately 14 percent from 2004 through 2010.

The Company believes that, assuming this program is consummated as described above, the regulated companies’ aggregate earnings per share could grow at an average annual rate of between 8 percent and 10 percent  from year-end 2006 to year-end 2010.  Such earnings per share growth assumes average returns on equity of between 9 percent and 10 percent are earned on the regulated distribution and generation segment and between 11 percent and 12 percent are earned by the regulated transmission segment.  It also assumes regulated utility capitalization ratios of 45 percent equity and 55 percent debt in the period, and slightly higher levels of debt at the parent in this period.

Forward Looking Statements:  This filing includes statements concerning the Company’s expectations, plans, objectives, future financial performance and other statements that are not historical facts.  These statements are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases the reader can identify these forward looking statements by words such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “forecast,” “should,” “could,” and similar expressions.  Forward looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward looking statements.  Factors that may cause actual results to differ materially from those included in the forward looking statements include, but are not limited to, actions by state and federal regulatory bodies, competition and industry restructuring, changes in economic conditions, changes in weather patterns, changes in laws, regulations or regulatory policy, expiration or initiation of significant energy supply contracts, changes in levels of capital expenditures, developments in legal or public policy doctrines, technological developments, volatility in electric and natural gas commodity markets, effectiveness of the Company’s risk management policies and procedures, changes in accounting standards and financial reporting regulations, fluctuations in the value of electricity positions, methods, timing and results of disposition of the Company’s competitive businesses, actions of rating agencies, terrorist attacks on domestic energy facilities and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in the Company’s reports to the Securities and Exchange Commission.  Except to the extent required by the federal securities laws, the Company undertakes no obligation to update the information contained in any forward looking statements to reflect developments or circumstances occurring after the statement is made.

For further information, see Exhibit 99.3 to the Company’s Current report on Form 8-K dated November 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrant)
By: /s/ Randy A. Shoop
Name: Randy A. Shoop Title: Vice President and Treasurer

Date:  December 5, 2005